AMENDING AGREEMENT

THIS AGREEMENT dated as of the 9th day of June, 2011

BETWEEN:

LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon Territory of 1680 – 1140 West Pender Street, Vancouver, B.C., V6E 4G1

(the “Corporation”)

AND:

CAROLYN GAINES, businesswoman of 21018, 11-200 Burrard Street, Vancouver, B.C., V6C 3L0

(the “Executive”)

WHEREAS:

A.
The Corporation and the Executive are parties to an employment agreement dated March 31, 2008 (the “Original Agreement”) whereby the Corporation has retained the services of the Executive in acting as the Corporate Secretary of the Corporation;

B.	The Board has determined that it is in the best interests of the Corporation to make the bonus structure for the Executive the same as that of other senior executives of the Corporation;

C.	It is appropriate to amend the Original Agreement in order to reflect such change to the Executive’s bonus entitlement; and

D.	The parties now wish to make certain amendments to the Original Agreement upon the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.	Section 4.2 of the Original Agreement is deleted in its entirety.

2.	The following provision is added to the Original Agreement as a new section 4.2:

“4.2           For each full fiscal year of the Corporation that begins and ends during the Term, commencing at the commencement of the 2012 fiscal year  of the Corporation, the Executive shall be eligible to earn an annual cash bonus (the “Annual Bonus”) of up to thirty-five percent (35%) of the Base Salary based on the achievement by the Corporation of reasonable performance goals established by the Compensation Committee for each such fiscal year (or portion) which may include targets related to the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Corporation.”

3.	Section 11.7(a)(i)(B) of the Original Agreement is deleted in its entirety.

4.	The following provision is added to the Original Agreement as a new section 11.7(a)(i)(B):

“(B)	Two (2) years’ current Base Salary plus two (2) times the Executive’s last Annual Bonus”

5.
All provisions of the Original Agreement which are not amended by this Agreement remain unchanged and the amendments contemplated in sections 1 through 4 hereof taken together with all other unamended provisions of the Original Agreement form the employment agreement between the Company and the Executive as if such amendments formed part of the Original Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

LML PAYMENT SYSTEMS INC.

Per:         /s/ Greg A. MacRae
       Authorized Signatory

CAROLYN GAINES

/s/ Carolyn Gaines Signature	/s/ Richard Schulz Witness Signature

Richard Schulz Print Witness Name